EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17485, 333-41535, 333-33934, 333-101973, 333-113705, 333-142475, 333-159358, 333-192928 and 333-227648) and the Registration Statements on Form S-3 (Nos. 333-224786 and 333-227646) of Tenneco Inc. of our report dated March 15, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
March 15, 2019